NI Holdings, Inc. Announces Leadership Change

FARGO, North Dakota, August 15, 2024 (GLOBE NEWSWIRE) – NI Holdings, Inc. (NASDAQ: NODK) today announced that Michael J. Alexander has stepped down from his role as President and Chief Executive Officer of NI Holdings, along with his role as a board member of the company, effective August 13, 2024. To ensure seamless stewardship of the company until a permanent successor is named, the Board has appointed Cindy L. Launer as Interim Chief Executive Officer, effective August 13, 2024.

Ms. Launer has served as an independent non-executive director on NI Holdings’ board since November 2019 and brings 18 years of experience in the insurance industry with a proven track record of success as a global finance and operations executive. Most recently, Ms. Launer served as Chief Operating Officer of AIG’s Commercial Insurance Business, before retiring in 2018. She will remain on the Board of Directors while serving as the Interim Chief Executive Officer.

"We are grateful for Jim’s many contributions to NI Holdings over his 19 years as CEO and wish him continued success in his future endeavors. We are very fortunate to have a Director who is able to step in, on an interim basis, giving the Board time to explore potential candidates and make the right long-term succession decision for the company,” said Eric K. Aasmundstad, Chairman of the Board. "We are confident that Cindy has the expertise to lead the company through this transition into its next phase of success."

Ms. Launer added, “I am honored to take on the role of Interim CEO and am committed to ensuring this will be a seamless transition for all NI Holdings’ stakeholders. I look forward to working closely with our talented employees to continue to achieve our business priorities.”

The Board of Directors is immediately starting the process of finding the next CEO and has no definitive timeline for that search at this moment.

About the Company
NI Holdings, Inc. is an insurance holding company. The company is a North Dakota business corporation that is the stock holding company of Nodak Insurance Company and became such in connection with the conversion of Nodak Mutual Insurance Company from a mutual to stock form of organization and the creation of a mutual holding company. The conversion was consummated on March 13, 2017. Immediately following the conversion, all of the outstanding shares of common stock of Nodak Insurance Company were issued to Nodak Mutual Group, Inc., which then contributed the shares to NI Holdings in exchange for 55% of the outstanding shares of common stock of NI Holdings. Nodak Insurance Company then became a wholly-owned stock subsidiary of NI Holdings. NI Holdings’ financial statements are the consolidated financial results of NI Holdings; Nodak Insurance Company, including Nodak Insurance Company’s wholly-owned subsidiaries American West Insurance Company, Primero Insurance Company, and Battle Creek Insurance Company; and Direct Auto Insurance Company.

Safe Harbor Statement
Some of the statements included in this news release are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Actual results could vary materially. Factors that could cause actual results to vary materially include risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K, as filed with the SEC.

Investor Relations Contact:
Seth Daggett
Executive Vice President, Treasurer and Chief Financial Officer
701-298-4348
IR@nodakins.com